Exhibit 99.1

Haymaker Acquisition Corp. II, ARKO Holdings Ltd. and GPM Investments, LLC Close Business

Combination under New Company ARKO Corp.

ARKO Corp. to trade on the Nasdaq Stock Market under “ARKO”

NEW YORK, NY--(December 22nd) — Haymaker Acquisition Corp. II (NASDAQ: HYAC) (“Haymaker”), a publicly traded special purpose acquisition company and ARKO Holdings Ltd. (“Arko Holdings”), an Israeli public holding company (TASE: AKHO) whose primary asset is a controlling stake in GPM Investments, LLC (“GPM”), a rapidly growing leader in the U.S. convenience store industry, announced today that they have satisfied all closing conditions and completed their previously announced business combination. Under the terms of the business combination agreement, Haymaker and Arko Holdings combined under a new company, ARKO Corp. (“ARKO”). Shares of ARKO common stock and ARKO warrants are expected to trade on the Nasdaq Stock Market under the symbols “ARKO” and “ARKOW,” respectively, beginning on December 23, 2020. The business combination was approved by Haymaker’s shareholders on December 8, 2020 and by Arko Holdings’ shareholders on November 18, 2020.

Arie Kotler, Chief Executive Officer of ARKO, commented, “Today marks an important milestone as we drive the next chapter of our growth as a U.S.-listed public company. We operate in an attractive and highly fragmented industry and have built a proven platform for acquisitions, as demonstrated by our successful track record of closing transactions. In combination with our attractive remodel program, and the compelling organic growth opportunities we are executing against, we look forward to building on the success we have driven to date, and delivering value for all of our stakeholders.”

Remarking from Haymaker, Steven Heyer and Andrew Heyer stated, “We are excited to announce the closing of our combination with Arko Holdings. Arie and his talented team have established a proven platform for growth that will be further strengthened by this combination, and enhanced by the planned multi-year remodel and other organic initiatives. We are looking forward to seeing the team capitalize on the attractive opportunities that lie ahead through established strategic initiatives that are underway.”

The business combination was funded through a combination of cash in Haymaker’s trust account and a private placement investment of $100 million in convertible preferred stock from affiliates of MSD Partners, L.P. for a total amount of $295 million.

Raymond James & Associates, Inc. served as lead financial and capital markets advisor. Nomura Securities International, Inc., Stifel, Nicolaus & Company, Incorporated, BMO Capital Markets Corp., and Citigroup Global Markets Inc. served as financial advisors and capital markets advisors to Haymaker. Cantor Fitzgerald & Co. served as capital markets advisor to Haymaker and Morgan Stanley & Co. LLC served as financial and capital markets advisor to Arko Holdings. DLA Piper LLP (US), Gornitzky & Co., and Ellenoff Grossman & Schole LLP served as legal advisors to Haymaker. Greenberg Traurig, LLP and S. Friedman & Co. acted as legal advisors to Arko Holdings.

About GPM:

Based in Richmond, VA, GPM was founded in 2003 with 169 stores and has grown through acquisitions to become the 7th largest convenience store chain in the United States, with approximately 3,000 locations comprised of approximately 1,350 company-operated stores and 1,600 dealer sites to which it supplies fuel, in 33 states and Washington D.C. GPM operates in three segments: retail, which consists of fuel and merchandise sales to retail consumers; wholesale, which supplies fuel to third-party dealers and consignment agents; and GPM Petroleum, which supplies fuel to GPM and its subsidiaries selling fuel (both in the retail and wholesale segments) as well as subwholesalers and bulk purchasers.

About Haymaker Acquisition Corp II:

Haymaker was a $400 million blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Haymaker’s acquisition and value creation strategy was to identify, acquire and, after its initial business combination, build a company in the consumer, retail, media, or hospitality industries. Haymaker was led by Chief Executive Officer and Executive Chairman Steven J. Heyer, President Andrew R. Heyer, Chief Financial Officer Christopher Bradley, and Senior Vice President Joseph Tonnos. For more information about Haymaker, please visit www.haymakeracquisition.com.

About MSD Partners, L.P.:

MSD Partners, L.P., an SEC-registered investment adviser located in New York, was formed in 2009 by the principals of MSD Capital, L.P. to enable a select group of investors to invest in strategies that were developed by MSD Capital. MSD Capital was established in 1998 to exclusively manage the capital of Michael Dell and his family. MSD Partners utilizes a multi-disciplinary investment strategy focused on maximizing long-term capital appreciation by making investments across the globe in the equities of public and private companies, credit, real estate and other asset classes and securities. For further information about MSD Partners, please see www.msdpartners.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the businesses of ARKO Corp., Haymaker, Arko and GPM may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to the future prospects of ARKO and the timing of trading of ARKO securities on Nasdaq. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of ARKO and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic on the business of ARKO; (2) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (3) costs related to the business combination; (4) changes in applicable laws or regulations; (5) the demand for ARKO’s services together with the possibility that ARKO may be adversely affected by other economic, business, and/or competitive factors; (6) risks and uncertainties related to ARKO’s business, including, but not limited to, changes in fuel prices, the impact of competition, environmental risks, restrictions on the sale of alcohol, cigarettes and other smoking products and increases in their prices, dependency on suppliers, increases in fuel efficiency and demand for alternative fuels for electric vehicles, failure by independent operators to meet their obligations, acquisition and integration risks, and currency exchange and interest rates risks; (7) failure to realize the expected benefits of the acquisition of Empire; (8) failure to promptly and effectively integrate Empire’s business; (9) the potential for unknown or inestimable liabilities related to the Empire business; and (10) other risks and uncertainties included in (x) the “Risk Factors” section of the Haymaker proxy statement/prospectus and (y) other documents filed or to be filed with the SEC by Haymaker and ARKO and with the ISA by Arko Holdings. The foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. ARKO does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Contacts

Chris Mandeville

(203) 682-8200

HaymakerII@icrinc.com

Media Contact

Keil Decker

(646) 277-1200

HaymakerII@icrinc.com